A. M. Castle & Co.
Supplement: Q2 2013 Earnings Conference Call

July 30, 2013

NYSE: CAS

Forward Looking Statements

Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the company assumes no obligation to update the information included in this release. Such forward-looking statements include, but are not limited to, statements concerning our possible or assumed future results of operations, and our expectations and estimates relating to restructuring activities, including restructuring charges and timing of cash payments related thereto, and operational flexibility, savings, and efficiencies from such restructuring actions. These statements often include words such as "believe," "expect," "anticipate," "intend," "goal," "plan," or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these risk factors, see the risk factors identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2012. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Regulation G & Other Cautionary Notes

This presentation includes non-GAAP financial measures to assist the reader in understanding our business. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U. S. GAAP ("GAAP"). However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in the appendix to this presentation, provides meaningful information and therefore we use it to supplement our GAAP guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.

In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income before provision/benefit for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides the investors, analysts and other interested parties with additional information in analyzing the Company's operating results. EBITDA should not be considered as an alternative to net income or any other item calculated in accordance with U.S. GAAP, or as an indicator of operating performance. Our definition of EBITDA used here may differ from that used by other companies. Adjusted non-GAAP net income and adjusted EBITDA, which are defined as reported net income and EBITDA adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results, are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company's financial performance. Management uses EBITDA, adjusted non-GAAP net income and adjusted EBITDA to evaluate the performance of the business.

The financial information herein contains information generated from audited financial statements and unaudited information and has been prepared by management in good faith and based on data currently available to the Company.

Overview and Update on Performance Improvement Plan | Goals and Actions

Goals	Action Steps	July Update
Vertical sales teams	• Replace Commercial Units with sales teams focused on our three end markets – Aerospace, Industrial, and Oil & Gas • Implement enhanced sales incentive program	• Reorganized sales teams around the targeted vertical end markets • Implemented new sales incentive plan for 2013 • Named Steve Letnich Chief Commercial Officer
Operating functions	• Assign new group leadership over operations and procurement • Implement Continuous Improvement program for consistency and improved on-time delivery	• Hired VP Strategic Sourcing, effective February 2013 • Named VP Operations and announced re-organized operations team
Realign facility footprint	• Planned consolidation of five metals facilities into existing network	• Closed five metals facilities in 1H 2013 and successfully implemented transition plans to existing facilities
Corporate streamlining	• Restructure back office and shared services functions to eliminate redundancies and focus on continuous improvement	• Executed plans to streamline corporate functions

Profit Improvement Goal

- $33 million of identified run-rate improvements planned to be implemented in 2013.

	Goals	Action Steps	July Update
$10M	Branch realignment	• Consolidate five branches into existing network • Consolidate selected operations functions	• Expect to achieve $20 million of operating profit improvements in 2013, excluding restructuring charges, including approximately $5 million achieved in 1H 2013
$5M	Corporate streamlining	• Centralize activities in Finance, HR, and IT • Reorganize marketing and sales management structures	
$6M	Strategic sourcing	• Continue to leverage purchasing opportunities in non-metal costs such as transportation, freight, and outside services	
$12M	Gross margin enhancement	• Leverage metal sourcing and strategic pricing opportunities	

Total profit improvement goal: $33 million

– Approximately $9.1 million of pre-tax charges were incurred in 1H 2013 with minimal remaining charges expected to be incurred in 2H 2013.

Selected Results – Q2 2013

SELECTED CONSOLIDATED RESULTS ($ are in Millions, except per share)	Three Months Ended June 30		Favorable/ (Unfavorable)
Unaudited	2013	2012	Change
Net Sales	$ 273.4	$ 329.4	(17.0)%
Metals	*$ 239.5*	*$ 297.2*	*(19.4)%*
Plastics	*$ 34.0*	*$ 32.2*	*5.6%*
Gross Material Margins	26.3%	26.9%	
Operating Expenses	$ 75.7	$ 79.2	4.4%
Operating Expense Margin	27.7%	24.0%	
Operating (Loss) Income	$ (3.8)	$ 9.6	(139.4)%
Operating (Loss) Income Margin	(1.4)%	2.9%	
Interest Expense, Net	$ 10.1	$ 14.2	29.0%
Effective Tax Rate	59.6%	12.0%	
EBITDA[1]	$ 5.1	$ 17.1	(70.1)%
EBITDA Margin	1.9%	5.2%	
Net Loss, as Reported	$ (3.8)	$ (3.0)	(27.6)%
Net Loss per diluted share, as Reported	$ (0.16)	$ (0.13)	(23.1)%
Adjusted Non-GAAP Net Income[2]	$ 0.4	$ 2.6	(84.8)%
Adjusted Non-GAAP Net Income per diluted share[2]	$ 0.02	$ 0.11	(81.8)%

[1] Earnings before interest, taxes and depreciation and amortization. Non-GAAP information. Refer to reconciliation in the Appendix.

[2] Non-GAAP net income adjustments relate to unrealized losses on commodity hedges for both periods, restructuring charges for 2013 and unrealized loss on debt conversion option and CEO transition costs for 2012. All amounts are net of tax. Refer to reconciliation in the Appendix.

Selected Results – YTD 2013

SELECTED CONSOLIDATED RESULTS ($ are in Millions, except per share)	Six Months Ended June 30		Favorable/ (Unfavorable)
Unaudited	2013	2012	Change
Net Sales	$ 566.1	$ 692.3	(18.2)%
Metals	*$ 497.8*	*$ 629.1*	*(20.9)%*
Plastics	*$ 68.3*	*$ 63.2*	*8.1%*
Gross Material Margins	25.7%	27.1%	
Operating Expenses	$ 150.0	$ 159.9	6.2%
Operating Expense Margin	26.5%	23.1%	
Operating (Loss) Income	$ (4.7)	$ 27.7	(117.1)%
Operating (Loss) Income Margin	(0.8)%	4.0%	
Interest Expense, Net	$ 20.3	$ 35.8	43.3%
Effective Tax Rate	34.6%	45.0%	
EBITDA[1]	$ 9.9	$ 45.3	(78.2)%
EBITDA Margin	1.7%	6.5%	
Net Loss, as Reported	$ (14.4)	$ (7.3)	(98.1)%
Net Loss per diluted share, as Reported	$ (0.62)	$ (0.32)	(93.8)%
Adjusted Non-GAAP Net (Loss) Income[2]	$ (7.7)	$ 9.3	(183.8)%
Adjusted Non-GAAP Net (Loss) Income per diluted share[2]	$ (0.33)	$ 0.39	(185.6)%

[1] Earnings before interest, taxes and depreciation and amortization. Non-GAAP information. Refer to reconciliation in the Appendix.
[2] Non-GAAP net (loss) income adjustments relate to unrealized losses on commodity hedges for both periods, restructuring charges for 2013 and unrealized loss on debt conversion option and CEO transition costs for 2012. All amounts are net of tax. Refer to reconciliation in the Appendix.

Liquidity and Balance Sheet

SELECTED CONSOLIDATED RESULTS ($ are in Millions, except days)	Six Months Ended June 30,	
Unaudited	2013	2012
Cash From (Used in) Operations	$ 56.1	$ (5.6)
Cash Paid for CapEx	$ (5.4)	$ (4.7)
Avg Days Sales in Inventory	174.3	170.5
Avg Receivables Days Outstanding	50.5	48.4

SELECTED CONSOLIDATED RESULTS ($ are in Millions) *Unaudited*	As of June 30, 2013	As of December 31, 2012
Total Debt (net of unamortized discounts)[1]	$ 258.8	$ 297.1
Cash and Cash Equivalents	33.2	21.6
Total Debt less Cash and Cash Equivalents ("Net Debt")	$ 225.6	$ 275.5
Stockholders' Equity	323.3	337.3
Total Debt plus Stockholders' Equity ("Capital")	$ 582.0	$ 634.4
Net Debt to Total Capital	38.8%	43.4%

[1] Includes balance of $40.0 million under the revolving credit facilities at December 31, 2012. There were no cash borrowings under the revolving credit facilities as of June 30, 2013.

APPENDIX

SEC Regulation G Non-GAAP Reconciliation

Reconciliation of Adjusted Non-GAAP Net Income (loss) to Reported Net Loss:	Three Months Ended June 30,		Six Months Ended June 30,	
($ are in millions, except per share data) *Unaudited*	2013	2012	2013	2012
Net Loss, as reported	$ (3.8)	$ (3.0)	$ (14.4)	$(7.3)
Restructuring Charges	6.1	—	9.1	—
Unrealized loss on Debt Conversion Option	—	4.3	—	15.6
CEO Transition Costs, Net	—	0.6	—	0.6
Unrealized Losses on Commodity Hedges	0.4	1.3	1.4	0.9
Tax Effect of Adjustments	(2.3)	(0.6)	(3.8)	(0.5)
Adjusted Non-GAAP Net Income (loss)	$0.4	$ 2.6	$ (7.7)	$ 9.3
Adjusted Non-GAAP Basic Income (loss)Per Share	$ 0.02	$ 0.11	$ (0.33)	$ 0.41
Adjusted Non-GAAP Diluted Income (loss) Per Share	$ 0.02	$ 0.11	$ (0.33)	$ 0.39

Non-GAAP Reconciliation

Reconciliation of EBITDA and of Adjusted EBITDA to Net Loss ($ are in millions, except per share data) Unaudited	Three Months Ended March 31,		Six Months Ended June 30,	
	2013	2012	2013	2012
Net Loss	$ (3.8)	$ (3.0)	$ (14.4)	$ (7.3)
Depreciation and Amortization Expense	6.6	6.5	13.2	13.1
Interest Expense, Net	10.1	10.0	20.3	20.2
Interest Expense – Unrealized Loss on Debt Conversion Option	—	4.3	—	15.6
Income Taxes	(7.8)	(0.7)	(9.2)	3.7
EBITDA	5.1	17.1	9.9	45.3
Non-GAAP Net Income (loss) Adjustments [1]	6.5	1.9	10.5	1.4
Adjusted EBITDA	$ 11.6	$ 18.9	$ 20.4	$ 46.7

[1] Non-GAAP net income adjustments relate to restructuring charges for the 2013 periods, CEO transition costs for the 2012 periods and unrealized losses for commodity hedges for all periods presented. Refer to 'Reconciliation of Adjusted Non-GAAP Net Income (loss) to Reported Net Loss' table above.

Thank You

NYSE: CAS